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    As filed with the Securities and Exchange Commission on January 18, 2002
================================================================================
                                                      Registration No. 333-53384

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------



                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             -----------------------

                         BIOSANTE PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)



               DELAWARE                                     58-2301143
   (State or other jurisdiction of                       (I.R.S. Employer
    incorporation or organization)                      Identification No.)

    111 BARCLAY BOULEVARD, SUITE 280
         LINCOLNSHIRE, ILLINOIS                               60069
(Address of Principal Executive Offices)                    (Zip Code)

                             -----------------------
                             1998 STOCK OPTION PLAN
                            (Full title of the plan)
                             -----------------------

                              PHILLIP B. DONENBERG
                             CHIEF FINANCIAL OFFICER
                         BIOSANTE PHARMACEUTICALS, INC.
                        111 BARCLAY BOULEVARD, SUITE 280
                          LINCOLNSHIRE, ILLINOIS 60069
                                 (847) 478-0500
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                    COPY TO:
                              AMY E. CULBERT, ESQ.
                        OPPENHEIMER WOLFF & DONNELLY LLP
                         PLAZA VII BUILDING, SUITE 3300
                          MINNEAPOLIS, MINNESOTA 55402
                                 (612) 607-7287

                            -------------------------


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                                EXPLANATORY NOTE

         This Post-Effective Amendment No. 1 (this "Post-Effective Amendment No. 1") to that certain Registration Statement on Form S-8 (File No. 333-53384) (the "Registration Statement") is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), by BioSante Pharmaceuticals, Inc., a Delaware corporation ("BioSante"), which is the successor to BioSante Pharmaceuticals, Inc., a Wyoming corporation ("BioSante Wyoming"), following a statutory merger of BioSante Wyoming with and into BioSante, with BioSante as the surviving corporation, effective June 26, 2001 (the "Merger") for the purpose of changing BioSante Wyoming's state of incorporation to Delaware. Prior to the Merger, BioSante had no assets or liabilities other than nominal assets or liabilities. In connection with the Merger, BioSante succeeded by operation of law to all of the assets and liabilities of BioSante Wyoming. The Merger was approved by the stockholders of BioSante Wyoming at an annual meeting of stockholders on June 13, 2001, for which proxies were solicited by the Board of Directors of BioSante Wyoming pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         Except as modified by this Post-Effective Amendment No. 1, BioSante, by virtue of this Post-Effective Amendment No. 1, expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Exchange Act.


                                     PART II

                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents as originally filed with the Securities and Exchange Commission (the "Commission") by BioSante Wyoming (except as noted below) are incorporated herein by reference:

         (a) BioSante Wyoming's annual report on Form 10-KSB for the fiscal year ended December 31, 2000;

         (b) BioSante Wyoming's quarterly report on Form 10-QSB for the fiscal quarter ended March 31, 2001, BioSante's quarterly report on Form 10-QSB for the fiscal quarter ended June 30, 2001 and BioSante's quarterly report on Form 10-QSB for the fiscal quarter ended September 30, 2001; and

         (c) BioSante's current report on Form 8-K as filed with the SEC on November 20, 2001; and

         (d) The description of BioSante's common stock contained in BioSante's current report on Form 8-K as filed with the SEC on November 20, 2001, including any amendments or reports filed for the purpose of updating the description.

         All documents filed by BioSante with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of the Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to the Registration Statement have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents.


                                       1


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ITEM 4.  DESCRIPTION OF SECURITIES

         BioSante's common stock is registered pursuant to Section 12 of the Exchange Act and, therefore, the description of securities is omitted.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the shares of BioSante's common stock offered hereby will be passed upon for BioSante by Oppenheimer Wolff & Donnelly LLP, Minneapolis, Minnesota.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         BioSante's Certificate of Incorporation limits the liability of its directors to the fullest extent permitted by the Delaware General Corporation Law. Specifically, Article VII of BioSante's Certificate of Incorporation provides that no director of BioSante shall be personally liable to BioSante or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director, except to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to BioSante or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of BioSante shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended. No amendment to or repeal of
Article VII shall apply to or have any effect on the liability or alleged liability of any director of BioSante for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         BioSante's Certificate of Incorporation provides for indemnification of BioSante's directors and officers. Specifically, Article VI provides that BioSante shall indemnify, to the fullest extent authorized or permitted by law, as the same exists or may thereafter be amended, any person who was or is made or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of BioSante), by reason of the fact that such person is or was a director or officer of BioSante, or is or was serving at the request of BioSante as a director, officer, employee or agent of any other company, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise; provided, however, that BioSante shall not indemnify any director or officer in connection with any action by such director or officer against BioSante unless BioSante shall have consented to such action. BioSante may, to the extent authorized from time to time by BioSante's Board of Directors, provide rights to indemnification to employees and agents of BioSante similar to those conferred in Article VI to directors and officers of BioSante. No amendment or repeal of Article VI shall apply to or have any effect on any right to indemnification provided thereunder with respect to any acts or omission occurring prior to such amendment or repeal.

         BioSante maintains an insurance policy for its directors and executive officers pursuant to which its directors and executive officers are insured against liability for certain actions in their capacity as directors and executive officers of BioSante.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to BioSante's directors, officers or persons controlling BioSante pursuant to the foregoing provisions, BioSante is aware that in the opinion of the Securities and Exchange Commission that this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                                       2


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ITEM 7.  EXEMPTIONS FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

Exhibit No.     Description
-----------     -----------
5.1             Opinion of Oppenheimer Wolff & Donnelly LLP (filed herewith)
23.1            Consent of Deloitte & Touche LLP (filed herewith)
23.2            Consent of Deloitte & Touche LLP (Canada) (filed herewith)
23.3            Consent of Oppenheimer Wolff & Donnelly LLP (included in Exhibit 5.1)
24.1            Power of Attorney (included on the signature page to this registration statement)

ITEM 9.  UNDERTAKINGS

    (a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act") if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                       3


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         (3)      To remove from registration by means of a post-effective
                  amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                       4

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincolnshire, State of Illinois, on January 14, 2002.

                             BIOSANTE PHARMACEUTICALS, INC.

                             By:  /s/ Stephen M. Simes
                                ------------------------------------------------
                                                Stephen M. Simes
                                     President and Chief Executive Officer
                                         (principal executive officer)

                             By:  /s/ Phillip B. Donenberg
                                ------------------------------------------------
                                              Phillip B. Donenberg
                                Chief Financial Officer, Treasurer and Secretary
                                  (principal financial and accounting officer)

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Stephen M. Simes and Phillip B. Donenberg, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement (including this Post-Effective Amendment No. 1), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed on January 14, 2002 by the following persons in the capacities indicated.

SIGNATURE                               TITLE

/s/ Stephen M. Simes                     Vice Chairman, President and Chief
-----------------------------------      Executive Officer
Stephen M. Simes

/s/ Louis W. Sullivan, M.D.              Chairman of the Board
-----------------------------------
Louis W. Sullivan, M.D.

                                         Director
-----------------------------------
Avi Ben-Abraham, M.D.

/s/ Victor Morgenstern                   Director
-----------------------------------
Victor Morgenstern

/s Edward C. Rosenow, III, M.D.          Director
-----------------------------------
Edward C. Rosenow, III, M.D.


                                       5


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/s/ Fred Holubow                         Director
-----------------------------------
Fred Holubow

/s/ Ross Mangano                         Director
-----------------------------------
Ross Mangano

/s/ Angela Ho                            Director
-----------------------------------
Angela Ho

/s/ Peter Kjaer                          Director
-----------------------------------
Peter Kjaer


                                       6


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                         BIOSANTE PHARMACEUTICALS, INC.

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS


EXHIBIT NO.                                ITEM                                          METHOD OF FILING
------------  --------------------------------------------------------------  ---------------------------------------
    5.1       Opinion of Oppenheimer Wolff & Donnelly LLP...................  Filed herewith.

    23.1      Consent of Deloitte & Touche LLP..............................  Filed herewith.

    23.2      Consent of Deloitte & Touche LLP (Canada).....................  Filed herewith.

    23.3      Consent of Oppenheimer Wolff & Donnelly LLP...................  Included in Exhibit 5.1.

    24.1      Power of Attorney.............................................  Included on the signature page to this registration statement.
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